POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints each of Kathryn J. Holahan and James P. Shaughnessy as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, solely to perform each and all of the following acts:

1) to prepare, execute, deliver and file with the Securities and Exchange Commission ("SEC") the Uniform Application for Access Codes to File on EDGAR ("Form ID") and receive on behalf of the undersigned any notice given to the undersigned in connection with the Form ID;

2) to prepare, execute, acknowledge, deliver and file with the SEC any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Orbitz Worldwide, Inc., a Delaware corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto; and

3) to take any and all other actions necessary to successfully achieve the aforementioned purposes.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 25 day February, 2010.



/s/ Bradley T. Gerstner
Name:  Bradley T. Gerstner